                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by Registrant [ ]
Filed by Party other than the Registrant [X]

Check the appropriate box:
[ ]  Preliminary Proxy Statement  [ ]  Confidential, for Use of the
                                       Commission Only (as permitted
                                       By Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Uni-Marts, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]  No fee required
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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
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     paid previously. Identify the previous filing by registration statement
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

                                    Uni-Mart

                             477 East Beaver Avenue
                     State College, Pennsylvania 16801-5690

                                          January 25, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Uni-Marts, Inc. The meeting will be held at The Penn Stater Conference Center Hotel, 215 Innovation Boulevard, State College, Pennsylvania on Thursday, February 22, 2001, commencing at 10:00 A.M.

     At the meeting, you will be asked to vote on the election of three directors who will serve until the Annual Meeting of Stockholders in 2004 and the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2001.

     In order to facilitate check-in, we will require admission tickets for stockholders who wish to attend the meeting in person. The admission ticket is attached to the enclosed proxy card. If you are a stockholder whose shares are not registered in your own name and you plan to attend the meeting, please bring a copy of the voting form sent to you by your broker or other evidence of stock ownership.

     Your vote is important. Whether or not you plan to attend the meeting, please sign, date and mail your proxy in the enclosed postpaid envelope promptly.

                                          Sincerely,

                                          /s/ Henry D. Sahakian

                                          HENRY D. SAHAKIAN
                                          Chairman of the Board
                                             and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                ---------------

                                UNI-MARTS, INC.
                             477 EAST BEAVER AVENUE
                     STATE COLLEGE, PENNSYLVANIA 16801-5690

                                ---------------

To The Stockholders:

     You are hereby notified that the Annual Meeting of Stockholders of Uni-Marts, Inc., a Delaware corporation, will be held at The Penn Stater Conference Center Hotel, 215 Innovation Boulevard, State College, Pennsylvania at 10:00 A.M. on Thursday, February 22, 2001, for the following purposes:

     1. To elect three Class II directors who will serve until the Annual Meeting of Stockholders in 2004;

     2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2001; and

     3. To transact such other business as may properly come before the meeting. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

     Information relating to the above matters is set forth in the attached Proxy Statement. Only stockholders of record at the close of business on December 28, 2000 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.

                                          /s/ Harry A. Martin

                                          HARRY A. MARTIN
                                          Secretary

State College, Pennsylvania
January 25, 2001

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

IF YOU PLAN TO ATTEND THE MEETING, PLEASE BRING THE ADMISSION TICKET ATTACHED TO THE ENCLOSED PROXY CARD. IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME AND YOU PLAN TO ATTEND THE MEETING, PLEASE BRING A COPY OF THE VOTING FORM SENT TO YOU BY YOUR BROKER OR OTHER EVIDENCE OF STOCK OWNERSHIP.

                                UNI-MARTS, INC.
                             477 EAST BEAVER AVENUE
                          STATE COLLEGE, PA 16801-5690

                                ---------------

                                PROXY STATEMENT

                                ---------------

     This Proxy Statement is furnished to the stockholders of Uni-Marts, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders on February 22, 2001 (the "Annual Meeting") and any adjournment thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about January 25, 2001. The expense of preparing, printing and mailing the Proxy Statement and soliciting proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company's stock.

     Shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. A proxy may be revoked by a stockholder by written notice of such revocation or by a later dated proxy delivered to the Secretary of the Company at any time prior to the shares represented by such proxy being voted.

     Holders of record of the Company's Common Stock, par value $.10 per share, at the close of business on December 28, 2000 are entitled to notice of, and to vote at, the Annual Meeting. As of such date, there were outstanding 7,038,522 shares of the Company's Common Stock. Each stockholder has one vote per share on all items of business properly presented at the Annual Meeting. Under the Amended and Restated By-laws of the Company, the presence of a quorum is required for the transaction of business at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of a majority of the total number of shares issued and outstanding and entitled to vote thereat and a majority of the voting power of the shares issued and outstanding shall constitute a quorum for the transaction of business. Directors will be elected by a plurality of the votes present in person or represented by proxy at the time of the meeting and entitled to vote thereon. Action on all other matters scheduled to come before the Annual Meeting will be authorized by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on such matters. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, whereas broker nonvotes are not counted for purposes of determining whether a proposal has been approved. Votes cast by stockholders will be counted by Mellon Investor Services LLC, the Company's transfer agent. The Company does not have any policy with respect to maintaining the confidentiality of proxies, ballots or vote tabulations.

     A copy of the Company's 2000 Annual Report, which includes financial statements for the fiscal year ended September 30, 2000, is enclosed but does not constitute a part of this Proxy Statement.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The Board of Directors is composed of three classes. Class III and Class I Directors are presently serving until the Annual Meetings of Stockholders in 2002 and 2003, respectively, and thereafter for terms of three years until their successors have been elected and qualified. The Directors comprising Class II will be elected at the Annual Meeting and will serve until the Annual Meeting of Stockholders in 2004 and thereafter for terms of three years until their successors have been elected and qualified. Each class of Directors is composed of three Directors.

     The persons named in the enclosed proxy card as proxies (the "Proxies") intend to vote, unless instructed otherwise, for election of the nominees named below. All nominees have consented to be named and to serve if elected. If for any reason any of the nominees becomes unable or is unwilling to serve, at the time of the Annual Meeting the Proxies will have discretionary authority to vote for a substitute nominee or nominees. It is not anticipated that any nominee will be unavailable for election. Directors will be elected by a plurality of the votes cast.

     The following sets forth information as to each nominee for election as a Director at the Annual Meeting and each Director continuing in office, including their ages, present principal occupations, other business experience for at least the last five years and memberships on committees of the Board of Directors.

     Nominees for election as Class II Directors at the Annual Meeting with terms expiring in 2004:

NAME                               AGE      POSITION
----                               ---      --------
Stephen B. Krumholz (2)(3)(4)      51       Director
Jack G. Najarian (1)               45       Director
Anthony S. Regensburg (1)          73       Director

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES.

     Class III Directors whose present terms continue until 2002:

NAME                               AGE      POSITION
----                               ---      --------
M. Michael Arjmand (2)(3)          53       Director
Frank R. Orloski, Sr.              68       Director
Daniel D. Sahakian (2)             68       Director

     Class I Directors whose present terms continue until 2003:

NAME                               AGE      POSITION
----                               ---      --------
Henry D. Sahakian (4)              64       Chairman of the Board and
                                              Chief Executive Officer
Herbert C. Graves (1)(4)           74       Director
Gerold C. Shea (4)                 61       Director

     Other Executive Officer:

NAME                               AGE      POSITION
----                               ---      --------
N. Gregory Petrick                 45       Executive Vice President and
                                              Chief Financial Officer

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Stock Option Committee.

(4) Member of the Strategic Planning Committee.

BIOGRAPHICAL INFORMATION: DIRECTORS AND EXECUTIVE OFFICERS

     Henry D. Sahakian is the founder of the Company and has served as Chairman of the Board and Chief Executive Officer since the Company's inception. He also served as the Company's President until October 1994. He assumed the duties of President again in 1997. He is Daniel D. Sahakian's brother.

     M. Michael Arjmand is the founder and current Chief Executive Officer of the Centre Analytical Laboratories, Inc., a contract research company located in State College, Pennsylvania, and has served as Chairman of the Board of that firm since 1986. Mr. Arjmand became a Director of the Company in April 1998.

     Herbert C. Graves has served since 1998 as Chairman Emeritus of Standard Steel Division of Freedom Forge Corp., a steel manufacturer located in Lewistown, Pennsylvania. From 1989 to 1998, he served as Chairman of the Board and Chief Executive Officer of that firm. Mr. Graves also served as that Company's President from 1989 to 1994. Mr. Graves became a Director of the Company in June 1998.

     Stephen B. Krumholz has been employed since 1998 as Executive Vice President of Freebie, Inc., an electronic database marketing company based in Dallas, Texas. Mr. Krumholz was employed from 1972 to 1998 by 7-Eleven, Inc., headquartered in Dallas, Texas, and served as that Company's Executive Vice President and Chief Operating Officer from 1993 to 1998. 7-Eleven operates or franchises 5,700 7-Eleven and other convenience stores in the United States and Canada and is affiliated with another 13,900 7-Eleven convenience stores in the United States, Japan and other countries. Prior to 1993, Mr. Krumholz served in other executive and management positions with 7-Eleven. Mr. Krumholz became a Director of the Company in June 1998.

     Jack G. Najarian has been employed since October 1999 as Managing Director of Investment Banking and Corporate Finance of Weatherly Securities, Inc., an investment banking firm based in New York, New York. Mr. Najarian was the Chairman and Co-Founder of Griffin Securities, Inc., a New York investment banking firm, from 1996 to 1999. From 1994 to 1996, he was acting Treasurer and Director of Treasury and Capital Markets of the New York branch of National Australia Bank. Mr. Najarian became a Director of the Company in October 1999.

     Frank R. Orloski, Sr. is the founder and, until April 2000, served as President of Orloski Service Station, Inc., a chain of 43 convenience stores located in northeastern Pennsylvania. The Company acquired the assets of this business in April 2000. Mr. Orloski served as President of that firm since 1970. Mr. Orloski became a Director of the Company in October 2000.

     N. Gregory Petrick joined the Company in July 1978. He was named as Executive Vice President in October 2000 and served as the Company's Senior Vice President and Chief Financial Officer since September 1999. From 1988 to 1999, Mr. Petrick served as the Company's Vice President, Finance.

     Anthony S. Regensburg has been employed since 1989 as a consultant with AR Consulting Group, a consulting firm based in Camden, Maine, and specializing in convenience store distribution focusing on cigarette wholesaling and retailing. Mr. Regensburg was employed from 1978 to 1989 in various executive positions with Coremark, a tobacco wholesaler, and as an executive with other tobacco firms from 1954 to 1978. Mr. Regensburg became a Director of the Company in October 1999.

     Daniel D. Sahakian has served for the past 20 years as President and Chief Executive Officer of HFL Corporation and for the past 13 years as President of Unico Corporation, both of which are controlled by him and Henry D. Sahakian. HFL Corporation and Unico Corporation are commercial real estate companies. Mr. Sahakian became a Director of the Company in October 1981. He is Henry D. Sahakian's brother.

     Gerold C. Shea has served as President of Interconnect Enterprises, a petroleum industry consulting firm located in Downingtown, Pennsylvania, since 1995. From 1963 to 1995, he was employed by Sun Co., Inc. ("Sun"), a major petroleum refiner and retailer, and served as that Company's Vice President, Sunoco and Atlantic Brand, from 1991 to 1995. In that position, he directed retail marketing at 5,000 service stations and convenience stores. Prior to that, Mr. Shea served in other executive and management positions with Sun. Mr. Shea became a Director of the Company in June 1998.

     For information with respect to the share ownership of the Company's Directors and Executive Officers, see "Principal Stockholders."

     The Board of Directors met six times during the last fiscal year. In fiscal year 2000, the Board of Directors had an Audit Committee, a Compensation Committee, a Stock Option Committee and a Strategic Planning Committee. The Audit Committee communicates with and receives information directly from the Company's independent auditors. The Audit Committee met two times during the last fiscal year. The Compensation Committee periodically reviews, implements and administers the compensation policies and programs for and performance of the Company's executive officers and establishes guidelines for the compensation of other personnel. The Compensation Committee met two times during the last fiscal year. The Stock Option Committee administers the Company's 1996 Equity Compensation Plan. The Stock Option Committee met two times during the last fiscal year. The Strategic Planning Committee meets periodically to review and make recommendations regarding the Company's strategic plan. The Strategic Planning Committee met one time during the last fiscal year. Each incumbent director attended more than 75% of the meetings of the Board of Directors and the meetings of Board Committees on which such Director served.

     COMPENSATION OF DIRECTORS. During the 2000 fiscal year, each Director who was not an employee of the Company received a retainer of $7,500, of which $5,000 was paid in shares of Common Stock. Messrs. Najarian and Regensburg also received partial-year retainers of $3,750, of which $2,500 was paid in shares of Common Stock. Pursuant to the Company's 1996 Equity Compensation Plan, all non-employee directors receive annual nonqualified stock option grants for 2,000 shares of common stock plus 500 shares for each full year the director has served as a member of the board, up to a maximum of 4,000 shares per grant, on the date of each annual meeting. In addition, newly appointed or elected non-employee directors receive an initial grant for 5,000 shares. Accordingly, during the 2000 fiscal year, each non-employee Director received grants of stock options to purchase 3,000 shares of the Company's Common Stock (4,000 shares for Mr. Daniel D. Sahakian and 2,500 shares for Messrs. Najarian and Regensburg) at an exercise price of $1.50 for serving as a Director during fiscal year 2000. Messrs. Najarian and Regensburg also each received grants of stock options to purchase 6,000 shares of the Company's Common Stock at an exercise price of $1.125 during fiscal year 2000. Each non-employee Director also received $1,000 for each board or committee meeting attended. Committee chairmen received $2,000 for each meeting they chaired.

                             EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth the total annual compensation paid or accrued by the Company to or for its Chief Executive Officer and other current and former executive officers of the Company (the "named executive officers") for the periods listed below:

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM COMPENSATION
                                                                ------------------------------------------
                                                                           AWARDS
                                                                ----------------------------
                                                                 SECURITIES
                                      ANNUAL COMPENSATION        UNDERLYING     PERFORMANCE    PERFORMANCE         ALL
                                  ---------------------------   OPTIONS/SARS     UNIT PLAN      UNIT PLAN         OTHER
NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)   (# OF SHARES)   (# OF UNITS)   PAYOUTS ($)       COMP.($)
---------------------------       ----   ---------   --------   -------------   ------------   -----------   ----------------
Henry D. Sahakian,                2000    333,400          0       40,000            0                0      58,914 (a)(b)(c)
Chairman of the Board             1999    367,000          0       25,000            0                0      60,309 (a)(b)(c)
and Chief Executive Officer       1998    294,500    100,000       92,410            0           10,313      62,555 (a)(b)(c)
Matthew R. Chandik,               2000     91,300          0            0            0                        3,795 (b)(c)
Former Senior Vice                                                                                                  (a)(b)(d)
  President,                      1999    121,902          0       20,000            0                0      30,768
Operations (f)                    1998     21,404          0       20,000            0                0      30,026 (d)(e)
N. Gregory Petrick,               2000    110,000      2,200       20,000            0                0       5,163 (b)(c)
Executive Vice President          1999     90,192          0       15,000            0                0       1,355 (c)
and Chief Financial Officer (g)

---------------
(a) Includes premiums paid by the Company on split-dollar insurance policies on the life of Henry D. Sahakian in the amount of $53,790 for the fiscal year ended September 30, 2000, premiums on the lives of Henry D. Sahakian and Matthew R. Chandik in the amounts of $53,790 and $4,136, respectively, for the fiscal year ended September 30, 1999, and premiums on the life of Henry
    D. Sahakian in the amount of $53,610 for the fiscal year ended September 30, 1998.

(b) Includes Company contributions to the Company's Deferred Compensation Plan for Messrs. Sahakian, Chandik and Petrick in the amounts of $5,000, $2,500 and $3,750, respectively, for the fiscal year ended September 30, 2000, contributions for Messrs. Sahakian and Chandik in the amounts of $5,000 and $3,750, respectively, for the fiscal year ended September 30, 1999, and a contribution for Mr. Sahakian of $5,000 for the fiscal year ended September 30, 1998.

(c) Includes Company contributions to the Company's Retirement Savings and Incentive Plan (the "Savings Plan") for Messrs. Sahakian, Chandik and Petrick in the amounts of $124, $1,295 and $1,413, respectively, for the fiscal year ended September 30, 2000, contributions for Messrs. Sahakian and Petrick in the amounts of $1,519 and $1,355, respectively, for the fiscal year ended September 30, 1999 and a contribution for Mr. Sahakian in the amount of $3,945 for the fiscal year ended September 30, 1998.

(d) Includes payments for certain relocation costs paid to Mr. Chandik in the amounts of $22,882 and $15,026, respectively, in the fiscal years ended September 30, 1999 and September 30, 1998.

(e) Includes a hiring bonus paid to Mr. Chandik of $15,000 in the fiscal year ended September 30, 1998.

(f) Mr. Chandik resigned on June 7, 2000.

(g) Mr. Petrick was named Executive Vice President on October 26, 2000 and Senior Vice President and Chief Financial Officer on September 1, 1999.

     GRANTS OF STOCK OPTIONS. The following table sets forth incentive stock options granted to the Company's named executive officers during the fiscal year ended September 30, 2000:

                            OPTIONS/SAR GRANTS TABLE
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL
                                               INDIVIDUAL GRANTS                     REALIZABLE VALUE
                               --------------------------------------------------   AT ASSUMED ANNUAL
                                             % OF TOTAL                               RATES OF STOCK
                                            OPTIONS/SARS                            PRICE APPRECIATION
                                OPTIONS/     GRANTED TO    EXERCISE                  FOR OPTION TERMS
                                  SARS      EMPLOYEES IN     PRICE     EXPIRATION   ------------------
NAME                           GRANTED(#)   FISCAL YEAR    ($/SHARE)      DATE      5% ($)    10% ($)
----                           ----------   ------------   ---------   ----------   -------   --------
Henry D. Sahakian............    40,000         16.6%        2.20       9-12-05     14,669     43,625
N. Gregory Petrick...........    20,000          8.3%        2.00       9-12-10     25,880     68,282

     STOCK OPTION EXERCISES AND FISCAL YEAR-END STOCK OPTION VALUES. The following table sets forth information concerning stock options exercised during the 2000 fiscal year and the value of stock options held at the end of the fiscal year ended September 30, 2000 by each of the Company's named executive officers:

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF
                                                                      SECURITIES         VALUE OF
                                                                      UNDERLYING        UNEXERCISED
                                                                      UNEXERCISED      IN-THE-MONEY
                                                                    OPTIONS/SARS AT   OPTIONS/SARS AT
                                                                      FY-END (#)        FY-END ($)
                                             SHARES       VALUE     ---------------   ---------------
                                            ACQUIRED     REALIZED    EXERCISABLE/      EXERCISABLE/
NAME                                       ON EXERCISE     ($)       UNEXERCISABLE     UNEXERCISABLE
----                                       -----------   --------   ---------------   ---------------
Henry D. Sahakian........................       0           0       115,683/79,077     5,208/10,417
Matthew R. Chandik.......................       0           0                  0/0              0/0
N. Gregory Petrick.......................       0           0        18,000/31,000      3,125/6,250

     All options held by the named individuals were fully exercisable at September 30, 2000 except options granted during fiscal year 2000, two-thirds of the options granted during fiscal year 1999, and options for 11,205 shares granted to Mr. Sahakian in each of fiscal years 1997 and 1998 and options for 1,000 shares granted to Mr. Petrick in fiscal year 1998. The Company does not currently grant any long-term incentives, other than stock options, to its executives or other employees. Similarly, the Company does not sponsor any defined benefit or actuarial plans at this time.

     EMPLOYMENT AGREEMENTS. The Company has entered into a change-in-control agreement with each of Messrs. Sahakian and Petrick, which provides for, among other things, the payment of an amount equal to 2.99 times the officer's base compensation if such officer's employment is terminated in connection with a change in control of the Company.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors during fiscal year 2000 were Messrs. Arjmand, Krumholz and Daniel D. Sahakian.

     The Company leases one store location from Daniel D. Sahakian which Mr. Sahakian purchased from HFL Corporation in fiscal year 1995. The lease has a remaining term of seven years with two five-year and one four-year renewal options, with the rent increasing by 2% each year. Rent paid to Daniel D. Sahakian under this lease during fiscal year 2000 was $29,300.

     During fiscal year 2000, the Company leased three store locations and one other location from Unico Corporation. Henry D. Sahakian and Daniel D. Sahakian are also directors, executive officers and stockholders of Unico Corporation. The leases for these locations have a remaining term of seven years with two five-year and one four-year renewal options. Annual rental increases are limited to a maximum of 2% each year. Aggregate rent paid under these leases during fiscal year 2000 was $77,900.

     The Company leases its corporate headquarters, certain storage facilities and three of its store locations from HFL Corporation, all of the stock of which is beneficially owned or controlled by Henry D. Sahakian and Daniel D. Sahakian. The leases for the corporate headquarters were entered into in years 1991 to 1996, expired in December 2000 and provide for a current aggregate rent of $293,800. A new lease for the corporate headquarters was entered into in January 2001 for a term of 10 years. This lease provides for an annual rent of $264,800 with 2% annual increases in years two through five. The lease for the storage facilities was entered into in 1999 for a term of five years, subject to a 4% annual increase, and provides for an aggregate rent of $90,800. The aggregate rent paid to HFL Corporation for the corporate headquarters, parking and storage facilities was $406,900 for fiscal year 2000. The three leases of store locations from HFL Corporation were entered into from October 1997 to September 2000, are for terms of five years with renewal options and provide for annual rents aggregating $81,400. The aggregate rent paid under these leases to HFL Corporation during fiscal year 1999 was $80,400.

     During fiscal year 2000, the Company received from HFL Corporation $11,500 as reimbursement for certain general and administrative expenses. The Company intends to continue to provide some administrative services for HFL Corporation and expects to be reimbursed therefor.

           REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK OPTION
                      COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for implementing and administering the Company's compensation policies and programs for its executive officers. A separate committee administers the Company's Stock Option Plan (the "Stock Option Committee"). The Committee and the Stock Option Committee both are comprised entirely of non-employee directors. The Company's compensation policy, effectuated by the Committees, is to provide a comprehensive structure that will (i) motivate the executive officers to implement and achieve the Company's strategic and financial goals, (ii) retain and attract key executive personnel and (iii) align a significant portion of the compensation of management with the interest of the stockholders through stock options that are designed to provide additional compensation only when all stockholders benefit through share price appreciation. The Company and the Committees are strongly committed to maximizing shareholder value through consistent growth and profitability.

     The Company's overall compensation program for its executive officers is currently comprised of the following three elements:

     A. Base Salary;

     B. Annual Bonus Plan; and

     C. Stock Option Plan.

BASE SALARY AND BENEFITS

     The Committee reviews the base salary and benefits provided to each executive officer on an annual basis and evaluates this compensation against available data for other businesses, both in related areas and in general industry. During 2000, the Committee reviewed proxy information and other similar data to attempt to ensure that the Company continues to provide competitive levels of compensation. The Committee believes that the compensation provided to the executive officers is competitive with that generally offered by comparable convenience store operators and other similarly sized businesses taking into account the Company's financial circumstances.

BONUSES

     For the fiscal year ended September 30, 2000, no bonuses were awarded to the executive officers based upon the terms of the Annual Bonus Plan, as administered by the Committee. During this year, the Plan was designed to reward the executive officers only if actual earnings per share exceeded a specified level after the bonuses were taken into account, i.e., a bonus could be paid only to the extent that the bonus would "be paid for" prior to the net income figure that had to be achieved. Since earnings per share did not equal or exceed the target set, no bonuses were earned under the Plan by any executive officer. However, the Company and the Committee believe that an annual bonus plan is a beneficial compensation device for the Company. The Committee has always followed a philosophy that such a plan must relate executive compensation directly to Company performance so that any bonuses paid will provide a financial reward only for the achievement of substantial business results. In light of the strong improvement in the Company's financial performance during the 2000 fiscal year, especially in comparison to that of the prior few fiscal years, the Committee established a modest bonus pool ($35,000) to be allocated by the Chief Executive Officer among all salaried employees.

     New bonus targets were also set for the 2001 fiscal year which will require continued improvement in the Company's quarterly profitability in order for any payments to be made.

STOCK OPTIONS

     The Committee and the Stock Option Committee believe that stock ownership by executive officers is important in order that a portion of each executive's compensation is directly aligned with the economic interest of the stockholders of the Company. The Stock Option Committee believes that stock option grants provide opportunities for capital accumulation, promote long-term retention and foster an executive officer's proprietary interest in the Company. Under the Stock Option Plan, options are issued at a price equal to the fair market value of a share on the date of grant and the options generally expire after ten years. Although the grant of stock options and the number of shares subject to options are discretionary with the Stock Option Committee, executives have annually received stock options in order to increase their potential for additional stock ownership. In addition, the Committee takes into account the number of shares subject to options and the potential long-term benefit to the executives in setting each executive's overall compensation targets. Because the Company and the Stock Option Committee believe that stock options are a valuable incentive, in recent years, stock options have been extended to many other individuals employed by the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The salary, bonus and stock option awards of the Chief Executive Officer are determined by the Committee and the Stock Option Committee, in conformance with the policies described above. Mr. Sahakian was paid a base salary for the fiscal year ending September 30, 2000 of $333,400, a reduction of $41,600 from his base salary for the fiscal year ending September 30, 1999. Despite the Company's improved operating results in fiscal 2000, Mr. Sahakian requested, and the Committee agreed to, no increase for fiscal 2001. Mr. Sahakian will continue to participate, and receive potential rewards under, the incentive based plans established for that purpose. In this way, the Committee is acting consistently with its philosophy of making a portion of an executive's total compensation dependent upon the Company's performance.

     The Company continues to monitor the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended, which restricts the Federal income tax deduction that may be claimed by a "public company" for compensation paid to the Chief Executive Officer and the four most highly compensated other officers to $1 million each except to the extent that any amount in excess of such limit is paid pursuant to a plan containing a performance standard or a stock option plan that meets certain requirements. The Company's current stock option plan meets the requirements of Section 162(m). In light of this, the Committee does not believe that Section 162(m) will have any adverse affect on the Company but continues to evaluate the Company's compensation program in light of that restriction.

COMPENSATION COMMITTEE                         STOCK OPTION COMMITTEE
Stephen B. Krumholz, Chairman                  Stephen B. Krumholz, Chairman
M. Michael Arjmand                             M. Michael Arjmand
Daniel D. Sahakian

                               PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock for the last five years with the cumulative total return on the Standard and Poor's 500 Index and a peer group index based on the common stock of the following four companies: 7-Eleven, Inc., Casey's General Stores, Inc., Dairy Mart Convenience Stores, Inc. and Uni-Marts, Inc. The cumulative total stockholder return set forth in the graph assumes the investment of $100 in the Company's Common Stock and each index on September 30, 1995, and reinvestment of all dividends.

                                             UNI-MARTS, INC.                S&P 500                    PEER GROUP
                                             ---------------                -------                    ----------
9/30/95                                          100.00                      100.00                      100.00
9/30/96                                          120.00                      118.00                       96.00
9/30/97                                           79.00                      162.00                       93.00
9/30/98                                           46.00                      174.00                      102.00
9/30/99                                           18.00                      219.00                       71.00
9/30/00                                           29.00                      246.00                       82.00

                                     9/30/95   9/30/96   9/30/97   9/30/98   9/30/99   9/30/00
                                     -------   -------   -------   -------   -------   -------
Uni-Marts, Inc.....................    100       120        79        46        18        29
S & P 500..........................    100       118       162       174       219       246
Peer Group.........................    100        96        93       102        71        82

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The following is the report of the Audit Committee (the "Committee") with respect to the Company's audited financial statements for the fiscal year ended September 30, 2000, which include the consolidated balance sheets of the Company and its subsidiaries as of September 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cashflows for each of the three years in the period ended September 30, 2000, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

     The Committee consists of the following members of the Company's Board of
Directors: Herbert C. Graves, Chairman, Jack G. Najarian and Anthony S. Regensburg. Each of the members of the Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Committee operates pursuant to a written charter adopted by the Board of Directors which is included in this proxy statement as Appendix A.

     The Committee has reviewed and discussed the Company's audited financial statements with management.

     The Committee has discussed the matters required to be discussed by SAS 61 (Communication with Audit Committees) with Deloitte & Touche LLP, the Company's independent auditors.

     The Committee has received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with Deloitte & Touche LLP their independence from the Company and its related entities.

     Based on the review and discussions referenced above, the Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

AUDIT COMMITTEE

Herbert C. Graves, Chairman
Jack G. Najarian
Anthony S. Regensburg

                              CERTAIN TRANSACTIONS

     The Company received commissions of $171,600 in fiscal year 2000 from TeleBeam Incorporated ("TeleBeam") for coin-operated telephones installed at convenience store locations and for the sale of prepaid telephone cards. The Company also made payments of $1,187,800 in fiscal year 2000 to TeleBeam for discounted prepaid telephone cards and telephone service. Until its sale in January 2000, the majority of the stock of TeleBeam was beneficially owned or controlled by persons related to Henry D. Sahakian.

     The Company made consulting fee and expense reimbursement payments of $80,100 in fiscal year 2000 to Interconnect Enterprises, a petroleum industry consulting firm owned by Gerold C. Shea.

     Additional transactions with management and others are described under "Compensation Committee Interlocks and Insider Participation." In management's opinion, the TeleBeam and Interconnect Enterprises transactions and those described under "Compensation Committee Interlocks and Insider Participation" were or are, as the case may be, on terms which are at least as favorable as could have been obtained with or from a third party. All such transactions were approved by a majority of the independent directors of the Board.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of December 28, 2000, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's Directors and named executive officers and (iii) all of the Directors and executive officers as a group. As of such date, there were 7,038,522 shares of Common Stock outstanding.

                                                                    COMMON STOCK
                                                              BENEFICIAL OWNERSHIP (1)
                                                              -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER (2)                       SHARES        PERCENTAGE
----------------------------------------                      ---------      ----------
Henry D. Sahakian...........................................  1,084,434(3)      15.2%
M. Michael Arjmand..........................................     19,000(4)       0.3
Matthew R. Chandik..........................................          0          0.0
Herbert C. Graves...........................................     49,000(5)       0.7
Stephen B. Krumholz.........................................     19,000(6)       0.3
Jack G. Najarian............................................     14,055(7)       0.2
Frank R. Orloski, Sr........................................     11,350          0.2
N. Gregory Petrick..........................................     21,293(8)       0.3
Anthony S. Regensburg.......................................     14,055(9)       0.2
Daniel D. Sahakian..........................................  1,124,373(10)     15.9
Gerold C. Shea..............................................     21,500(11)      0.3
All Directors and Executive Officers as a Group (11
  persons)..................................................  2,099,160         28.9
OAO LUKOIL, 11 Sretensky Boulevard, Moscow 101000 Russia....    442,700          6.3
Dimensional Fund Advisors, Inc., 1299 Ocean Avenue, 11th
  Floor, Santa Monica, CA 90401.............................    482,200          6.9

---------------
 (1) Includes options to purchase Common Stock granted pursuant to the Company's Equity Compensation Plan and 1996 Equity Compensation Plan exercisable within 60 days.

 (2) Except as noted, addresses of all beneficial owners listed are in care of the Company at 477 East Beaver Avenue, State College, PA 16801.

 (3) Includes 92,400 shares held by Henry D. Sahakian jointly with his wife, 35,500 shares owned by his wife, 64,394 shares held in the Savings Plan, 216,700 shares held by HFL Corporation, 62,200 shares held by Unico Corporation, 5,000 shares held in his Individual Retirement Account, 3,000 shares held as custodian for his grandson and options to purchase 115,683 shares of Common Stock. Henry D. Sahakian is one of two trustees for two trusts for the benefit of Daniel D. Sahakian's children. Henry D. Sahakian disclaims beneficial ownership of, and the beneficial ownership in the table above does not include, the stock held by these two trusts. The beneficial ownership in the table above also does not include 34,340 shares held by his daughter and son-in-law for which he disclaims beneficial ownership.

 (4) Includes options to purchase 12,500 shares of Common Stock.

 (5) Includes 30,000 shares held by the Graves Family Partnership and options to purchase 12,500 shares of Common Stock.

 (6) Includes options to purchase 12,500 shares of Common Stock.

 (7) Includes options to purchase 8,500 shares of Common Stock.

 (8) Includes 3,163 shares held in the Savings Plan and options to purchase 18,000 shares of Common Stock.

 (9) Includes options to purchase 8,500 shares of Common Stock.

(10) Includes 216,700 shares held by HFL Corporation, 89,715 shares held as a trustee for two trusts, 62,200 shares held by Unico Corporation and options to purchase 23,000 shares of Common Stock.

(11) Includes options to purchase 12,500 shares of Common Stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of its Common Stock to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required during or with respect to the fiscal year ended September 30, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent stockholders were complied with, except that Mr. Jack
G. Najarian inadvertently failed to timely file a report showing change in ownership arising from receipt of Common Stock and stock options as part of his annual director's retainer in February 2000.

                                  PROPOSAL II
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of Deloitte & Touche LLP, Philadelphia, Pennsylvania, has acted as the Company's independent auditors for the fiscal year ended September 30, 2000. The Company intends to utilize the services of Deloitte & Touche LLP for the fiscal year ending September 30, 2001. A member of that firm will be present at the Annual Meeting to respond to appropriate questions from stockholders. He may also make a statement. The Proxies intend to vote, unless instructed otherwise, for the ratification of the appointment of the firm of Deloitte & Touche LLP.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE ABOVE-NAMED INDEPENDENT AUDITORS.

                             STOCKHOLDER PROPOSALS

     Stockholders intending to submit proposals to be included in the Company's next Proxy Statement must send their proposal to the Secretary of the Company at 477 East Beaver Avenue, State College, Pennsylvania, 16801-5690, not later than September 28, 2001. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission.

     Stockholders intending to present proposals at the next annual meeting of the Company and not intending to have such proposals included in the Company's next Proxy Statement must send their proposal to the Secretary of the Company at 477 East Beaver Avenue, State College, Pennsylvania, 16801-5690, not later than December 11, 2001. If notification of a stockholder proposal is not received by such date, the Proxies may vote, in their discretion, any and all of the proxies received in this solicitation against such proposal.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented for action, but, if any other matter properly comes before the Annual Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ Harry A. Martin

                                          HARRY A. MARTIN
                                          Secretary

State College, Pennsylvania
January 25, 2001

                                   APPENDIX A

                   AUDIT COMMITTEE CHARTER OF UNI-MARTS, INC.

     This Audit Committee Charter has been adopted by the Board of Directors of Uni-Marts, Inc. The audit committee shall review and reassess annually and recommend any proposed changes.

ROLE AND INDEPENDENCE

     The audit committee of the board of directors assists the board in fulfilling its responsibility for the safeguarding of assets and oversight to the quality and integrity of the accounting, auditing and reporting practices of the corporation and such other duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial matters, including at least one member with accounting, auditing or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgement. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountant, the internal auditors, and management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. This charter shall be reviewed and updated annually.

RESPONSIBILITIES

     The audit committee's primary responsibilities include:

     - Primary input into the recommendation to the board for the selection and retention of the independent accountant who audits the financial statements of the corporation. In so doing, the committee will discuss and consider the accounting firm's written affirmation that the firm is in fact independent, will discuss the nature and rigor of the audit process, receive and review all appropriate reports and will provide to the independent accountant full access to the committee (and the board) to report on any and all matters appropriate.

     - Provision of guidance and oversight to the internal audit function of the corporation including review of the internal audit organization, plans and results of such activity.

     - Review of quarterly and annual financial statements with management and the independent accountant. It is anticipated that these discussions will include quality of earnings, discussions of significant items subject to estimate, consideration of the suitability and changes of accounting principles, review of highly judgmental areas, audit adjustments whether or not recorded and such other inquiries as may be appropriate.

     - Discussion with management and the independent accountant of the quality and adequacy of the company's internal controls.

     - Discussion with management of the status of material pending litigation, tax issues and other areas of oversight to the legal and compliance area as may be appropriate.

     - Reporting on audit committee activities to the full board and issuance annually of a summary report (including appropriate oversight conclusions) suitable for submission to the shareholders.

                                                        Please mark
                                                    your vote as indicated
                                                       in this example      [  ]


1. ELECTION OF CLASS II DIRECTORS Stephen B. Krumholz, Jack G. Najarian, Anthony S. Regensburg


   FOR ALL NOMINEES    WITHHOLD AUTHORITY
    LISTED ABOVE          TO VOTE FOR       (Instruction: To withhold authority
(Except as marked to      ALL NOMINEES       to vote for any nominee, write that
    the contrary)         LISTED ABOVE       nominee's name on the line below.)

        [  ]                 [  ]            ___________________________________


2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001.

        FOR    AGAINST    ABSTAIN
        [  ]     [  ]       [  ]        Date: ____________________________, 2001

                                        ________________________________________

                                        ________________________________________
                                                      Signature(s)


                                        IMPORTANT: Please sign your name or
                                        names exactly as printed on this proxy.
                                        When signing as attorney, executor,
                                        administrator, trustee or guardian, give title as such.




                              FOLD AND DETACH HERE




                                [UNI-MART LOGO]




                                ADMISSION TICKET

                       2001 ANNUAL MEETING OF STOCKHOLDERS

                           Thursday, February 22, 2001

                                    10:00 AM

                       Penn Stater Conference Center Hotel
                            215 Innovation Boulevard
                             State College, PA 16803

      THIS TICKET, OR OTHER EVIDENCE OF STOCK OWNERSHIP, MUST BE PRESENTED
                             TO ENTER THE MEETING.

            ADMITS STOCKHOLDER(S) OR THEIR DULY APPOINTED PROXY(IES)

                                 UNI-MARTS, INC.
                                      PROXY


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 22, 2001 AND ANY ADJOURNMENT THEREOF.

         This Proxy when properly executed will be voted as specified on the reverse side hereof. If no specific direction is given, it will be voted for the election of Directors and for the ratification of the appointment of the independent auditors.

         The undersigned appoints Henry D. Sahakian and N. Gregory Petrick, or any one or more of them acting in the absence of others, Proxies, each with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Thursday, February 22, 2001, at 10:00 AM, and any adjournment thereof, as set forth on the reverse hereof.


         (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)



                              FOLD AND DETACH HERE